Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE MIDDLE DISTRICT OF ALABAMA

NORTHERN DIVISION

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In re	:	Chapter 11
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THE COLONIAL BANCGROUP, INC.,	:	Case No. 09-32303 (DHW)
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Debtor.	:
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NOTICE OF FILING OF FIRST AMENDMENT TO SCHEDULE B - PERSONAL PROPERTY

The Colonial BancGroup, Inc., as debtor and debtor in possession herein, hereby gives notice of the filing of the attached First Amendment to Schedule B - Personal Property, in which the Debtor (i) strikes the Attachment to Schedule B - Item 13 in its entirety and substitutes in lieu thereof the attached amended Item 13 for the purpose of providing elaboration on the Debtor’s interest in CBG Real Estate, LLC and (ii) strikes the Attachment to Schedule B - Item 21 in its entirety and substitutes in lieu thereof the attached amended Item 21 for the purpose of making certain amendments to paragraphs 1, 2 and 3 thereto.

Dated:	April 7, 2010
Montgomery, Alabama

C. Edward Dobbs E-mail: ced@phrd.com

Rufus T. Dorsey, IV E-mail: rtd@phrd.com

PARKER, HUDSON, RAINER & DOBBS LLP 1500 Marquis Two Tower 285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303 Telephone No.: (404) 523-5300 Facsimile: (404) 522-8409

By:	/s/ Rufus T. Dorsey, IV
Rufus T. Dorsey, IV

Attorneys for Debtor and Debtor in Possession

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FIRST AMENDMENT TO SCHEDULE B - PERSONAL

PROPERTY: AMENDMENT TO ATTACHMENT TO SCHEDULE B - ITEM 13

Attachment

Schedule B - Item 13

Colonial Brokerage, Inc.	100%	Unknown
Centralite	12.50%	Unknown
Colonial Capital Trust IV	3%	Unknown
CBG Real Estate, LLC	100%	$1,818,148	*

*

CBG Real Estate, LLC (“CBG Real Estate”) is an Alabama limited liability company that was organized pursuant to the Alabama Limited Liability Company Act on or about May 2, 2008. The avowed purpose of CBG Real Estate was to own, develop, improve, maintain, lease and manage real and personal property and to do everything necessary, proper, advisable or convenient for the accomplishment of such purposes. Based upon the value that the Debtor believes was assigned on its books and records, as of the petition date, to the equity interests in CBG Real Estate, the Debtor believes that the value of such equity interests is at least $1,818,148, but the Debtor is unable to confirm the accuracy of this estimation due to a lack of access to its books and records, some or all of which are in the custody or control of the FDIC-Receiver and/or BB&T. Due to this lack of access, the Debtor is also unable to determine the extent to which the Debtor’s books and records take into consideration information and property referenced below. On information and belief, CBG Real Estate holds an undivided 35% participation interest in secured real estate loans originated by Colonial Bank and having an original principal balance in excess of $120,000,000, approximately $502,853 in cash, a 100% interest in a secured real estate loan to an entity known as Riverwalk Freeport having an approximate unpaid balance of $11,000,000 and rights to condemnation proceeds in connection with the Florida Department of Transportation’s eminent domain action affecting mortgaged collateral (estimated value exceeding $340,000). It is possible that CBG Real Estate has an interest in other loans, but the Debtor is unable to determine CBG Real Estate’s interest in such loans due to a lack of access to records, some or all of which are in the custody or control of the FDIC-Receiver and/or BB&T. Substantially all of the secured real estate loans in which CBG Real Estate has an interest, whether by way of participation or outright ownership, are delinquent and have a value that is not able to be determined at this time. The Debtor does not believe that CBG Real Estate has any outstanding obligations, but the Debtor continues to investigate both the assets and liabilities of this entity.

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FIRST AMENDMENT TO SCHEDULE B - PERSONAL

PROPERTY: AMENDMENT TO ATTACHMENT TO SCHEDULE B - ITEM 21

The Debtor estimates, based on the limited information available to the Debtor as of April 7, 2010, that the value of the property responsive to this category is well in excess of $882,805.00, but is unable to provide at this time a definitive statement of value. The following paragraphs contain information relevant to property falling within this category.

1. The Debtor filed state and federal income tax returns for its 2008 tax year. The Debtor received in June of 2009 a tax refund from the United States Treasury Department in the amount of approximately $166,000,000, of which, on information and belief, a substantial part was transferred to Colonial Bank, the Debtor’s then wholly owned subsidiary, pursuant to an intercorporate tax sharing arrangement, a copy of which is annexed hereto (the “Tax Sharing Agreement”). The Debtor believes that it is entitled to an additional tax refund from the State of Tennessee in the amount of approximately $73,552.00, but is indebted to the States of Idaho and Texas for income taxes in the approximate amounts of $450.00 and $120,850.00, respectively. It is possible that the FDIC-Receiver may challenge the Debtor’s entitlement to any refund of state income taxes referred to herein.

2. The Debtor believes that it will be entitled to additional federal income tax refunds as a result of losses for tax purposes during tax years 2008 and 2009, in a substantial amount that is as yet undetermined. The Debtor has been advised by the FDIC-Receiver that the FDIC-Receiver takes the position that all tax refunds attributable to losses incurred by Colonial Bank constitute property of the receivership estate of Colonial Bank that is administered by the FDIC-Receiver, and that the Debtor’s entitlement, if any, to tax refunds attributable to consolidated operating losses of the Debtor and its non-Colonial Bank affiliated control group members is limited to losses suffered by the Debtor and its non-Colonial Bank affiliated control group members. Absent litigation or settlement of this dispute with the FDIC-Receiver, it is not possible to state with certainty the range of possible recovery by the Debtor on any tax refund claims asserted by the Debtor against any federal or state taxing authorities. The Debtor’s interests in tax refunds is the subject of a pending adversary proceeding styled The Colonial BancGroup, Inc. v. F.D.I.C., Adv. Proc. No. 10-03018.

3. The Debtor has requested refunds for unearned premiums under various policies of insurance, the aggregate amount of which has not been determined with precision. The amount of premium refunds received to date totals approximately $1,277,320.17. The Debtor also asserts entitlement to all or a substantial portion of certain policy claims made under certain fidelity insurance policies with a coverage limit of approximately $25,000,000. The Debtor’s interests in this and other proceeds of insurance policies is the subject of a pending adversary proceeding styled The Colonial BancGroup, Inc. v. F.D.I.C., Adv. Proc. No. 10-03018.

4. The Debtor has requested refunds from debt rating agencies for annual rating assessments.

5. The Debtor has potential refunds for prepaid annual copyright licenses, unused and potentially refundable service fees, and unused and potentially refundable allotments of software maintenance support.

6. The Debtor may hold various claims for the benefit of the Debtor’s estate against entities that include, but are not limited to, the following: (a) individuals identified in the pending derivative lawsuits referenced in the Debtor’s Statement of Financial Affairs; (b) professionals, consultants and investment bankers engaged by the Debtor prior to the petition date; (c) the Federal Deposit Insurance Corporation, as receiver for Colonial Bank; (d) any of the Debtor’s former or existing affiliates or insiders; and (e) TITAN Technology Partners, Limited. The foregoing list is only a preliminary list of persons against whom the Debtor may have claims of various types. This list is neither exhaustive nor exclusive and is subject to additions, deletions or changes as

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the Debtor investigates the relevant facts and issues. Neither the inclusion of any claim on this list nor the omission of any claim from this list is intended or shall be deemed to constitute a stipulation or admission by the Debtor that any claim does or does not exist. This list is as of the petition date and does not include post-petition claims, avoidance actions or causes of action arising under the Bankruptcy Code.

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Tax Sharing Agreement

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Colonial Bancgroup

Intercorporate Tax Allocation Policy

The following intercorporate tax allocation policy has been elected by the Colonial Bancgroup and its subsidiaries under IRS regulation 1.552 & 1.1502, Bank Holding Company Rules and Regulations, OTS Holding Company Regulatory Handbook (Section 500), and FDIC 1978 Statement of Policy as a method of allocating the consolidated federal tax liability to each respective subsidiary in the consolidated group.

The tax liability/refund of each member of the consolidated group is computed on separate return basis and is then remitted to/from the parent for payment of the consolidated tax liability. The excess of the tax liability computed on separate return basis over the consolidated tax liability is then allocated as a benefit to the other members of the group having no positive taxable income based on their respective share of tax losses and tax credits as calculated on separate return basis. Alternative minimum tax is determined on a consolidated basis, and any AMT in excess of the consolidated tax liability is allocated to the members of the group based on their respective share of the tax liability. The surtax exemption will be allocated to the bank.

A member of the consolidated group may incur a tax loss that it cannot carry back on a separate entity basis, but could be utilized as a carry forward for the group member. If this tax loss is used currently to reduce the consolidated tax liability, the group member will receive payment from the parent for its use of the tax loss. Also, if a member’s prior year tax loss is used as a carry forward to offset the current year consolidated tax liability, the group member will receive payment from the parent for its use of the carry forward tax loss.

The tax liability/refund of each member of the consolidated group will be estimated on a quarterly basis and funds remitted to/from the parent, also on a quarterly basis, within 30 days of the time that the estimated tax payments/refunds are due to/from the federal and state taxing authority; April 15, June 15, September 15, and December 15. Each year after such time as the consolidated tax return is prepared, each group members’ tax over/under estimated payments will be “trued-up” to the actual tax liability. Also, any surtax exemption will be allocated to the subsidiary bank.

Also, in accordance with Bank Holding Company Rules and Regulations and OTS Holding Companies Regulatory Handbook, deferred taxes; that result from a difference in taxable income for financial reporting purposes and taxable income as reported to the taxing authority, will be maintained on each separate subsidiaries books, and that no deferred tax assets will be inappropriately transferred from subsidiaries to the parent company.

If a member of the group departs from the consolidated entity through acquisition or otherwise, the group member will receive the full unpaid benefits of any its tax losses that were used or will remain with the consolidated entity.

Note: The end result of the above allocation is that each member of the group having a positive tax liability is allocated their respective tax liability on a separate return basis, as though each subsidiary were dealing directly with State or Federal taxing authorities. The members of the group having losses on unused credits on a separate return basis receive a tax benefit for the use of such losses and credits by the other members of the group.

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DECLARATION CONCERNING DEBTOR’S FIRST AMENDMENT

TO SCHEDULE B - PERSONAL PROPERTY

I, the Chief Restructuring Officer of the corporation named as debtor in this case, declare under penalty of perjury that I have read the First Amendment to Schedule B - Personal Property, consisting of 5 pages, and that it is true and correct to the best of my knowledge, information and belief.

Date:	4/7/2010	Signature:	/s/ Kevin O’Halloran
Kevin O’Halloran
Chief Restructuring Officer

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